UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                  Date of Event Requiring Report: June 15, 2001




                        DELTA CAPITAL TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified on its Charter)


               000-27407                                98-0187705
(Commission File Number)                    (IRS Employer Identification Number)



                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)




           Suite B201, 1331 Homer Street Vancouver, BC V6B 5M5 Canada
                    (Address of Principal Executive Offices)


                                 (604) 644-4979
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5 Other Events

On February 25, 2001, Delta Capital Technologies, Inc. entered into an acquisition agreement with Acer Capital Corp., an Alberta Corporation and a reporting issuer whose shares are traded on the Canadian Venture Exchange and its joint venture partner Rio Minerals Ltd., as well as some minority owners to acquire Au-Online.com.

Acer Capital Corp. and its joint venture partner Rio Minerals Ltd. and their minority owners have failed to provide Delta Capital Technologies, Inc. with audited financial statements and necessary documentation to bring the acquisition to a close.

On June 15, 2001, the board of directors of Delta Capital Technologies, Inc. resolved to suspend any further efforts to complete the acquisition of Au-Online.com from Acer Capital Corp. and its joint venture partners Rio Minerals Ltd., and some minority owners, until such time as Au-On-line is able to provide the Company with audited financial statements and the necessary documentation to bring the acquisition to a close.

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2001



             Delta Capital Technologies, Inc.

             By:    /s/ Judith Miller
                   Judith Miller, Director and Corporate Secretary





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